Exhibit 99.1

July 15, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners Second-quarter
2014 Conference Call and Webcast Scheduled

TULSA, Okla. - July 15, 2014 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will release their second-quarter 2014 earnings after the market closes on Aug. 5, 2014.

ONEOK’s and ONEOK Partners’ executive management will participate in a joint conference call the following day on Aug. 6, 2014, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 800-967-7185, pass code 5696330, or log on to www.oneok.com or www.oneokpartners.com.

What:	ONEOK and ONEOK Partners second-quarter 2014 earnings conference call and webcast

When:	11 a.m. Eastern, Aug. 6, 2014
10 a.m. Central

Where:	1) Phone conference call: dial 800-967-7185, pass code 5696330
2) Log on to the webcast at www.oneok.com
3) Log on to the webcast at www.oneokpartners.com

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 5696330.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of May 16, 2014, owns 38.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships,which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky

-more-

ONEOK and ONEOK Partners Second-quarter 2014
Conference Call and Webcast Scheduled

Mountain regions with key market centers.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

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